Champion Pain Care Corporation Closes a Credit Facility and Acquires Two Pain Management Clinics

New York, December 5, 2016 - On December 1, 2016, Champion Pain Care Corporation (OTCQB:CPAI) closed a Senior Secured Credit Facility (the “Credit Facility”) with TCA Global Credit Master Fund, LP (“TCA”) for a maximum $13 million senior secured line of credit, of which the initial line of credit is $6,500,000 is made available to the Company to fund acquisitions of pain management clinics and provide working capital.

The terms of the Credit Facility are summarized in the Form 8-K and the accompanying exhibits filed by the Company on EDGAR on December 5, 2016.

On the date of closing, $3,103,775 of the Credit Facility was advanced to close the acquisition of the assets of two pain management clinics in St. Augustine and Palatka, Florida, and to provide working capital. The Company intends to use the remaining amount, after fees, to fund additional acquisitions and provide more working capital. The Company, at the sole discretion of TCA, may request an increase in the line of credit at agreed upon time periods and agreed upon amounts. The sum of the Initial Line of Credit and the subsequent line increases, if any, (the “Then Current Line Size”) shall not exceed the maximum line of credit.  Each subsequent line increase will require the Company to execute and deliver a new or revised revolving note to the Investor and be responsible for any fees and expenses associated with the line increase.

About Champion Pain Care Corporation

Champion Pain Care Corporation (OTCBB:CPAI, the “Company”) is a medical services holding company that is focused on creating a nation-wide network of clinics specializing in providing pain resolution treatments. Chronic pain alone affects 100 Million Americans and is a growing market as the population ages. Across the US, there are approximately 2,500 independent private pain management clinics operated by nearly 4,000 certified pain management specialists. It is the goal of the Company to acquire a number of those clinics, build a pain resolution network and create a national brand that pain patients will turn to for effective, economical and enduring pain treatments. To accomplish this, the Company plans to provide centralized management and administration, improve infrastructure, achieve economies of scale, implement standard operating procedures and best practices and engage in marketing directly to consumers.

About TCA Global Credit Master Fund, LP

TCA Global Master Fund, (“TCA”), is a short duration, absolute return fund specializing in senior secured lending and advisory services to small, mainly listed companies predominantly in the United States of America, Canada, Western Europe and Australia. TCA's specialist business fills the underserved small-cap lending gap that exists in these leading markets. The TCA team has an unparalleled level of domestic and cross-border expertise, long-standing relationships and a history of comprehensive funding innovations. This reflects in its history of successful, completed transaction and high level of repeat business. Additional information may be found at www.tcaglobalfund.com

Forward Looking Statements

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties (for example, the risk that the acquisition of additional clinics are not consummated), and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The Company's periodic filings with the Securities and Exchange Commission available at www.sec.gov should be viewed for a complete understanding of risk and uncertainty. Any forward-looking statements in this release speak only as of the date on which it is made. The Company assumes no obligation to update or revise any forward-looking statements.

CONTACT

Terrance Owen, PhD, MBA

CFO

1-877-966-0311, Ext. 201

info@championpaincare.com

SOURCE

Champion Pain Care Corporation

RELATED LINKS

http://www.championpaincare.com